Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of Oaktree Real Estate Income Trust, Inc., hereby severally constitutes John Brady, Brian Grefsrud, Derek Smith, Manish Desai and each of them singly, her true and lawful attorney with full power to them, and each of them singly, to sign for her and in her name in the capacity indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in her name and in her capacity as director to enable Oaktree Real Estate Income Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming her signature as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 19th day of February, 2020.

Signature	Title
/s/ Catherine Long Catherine Long	Catherine Long Independent Director